UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2010
ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)
2135 West Maple Road
Troy, Michigan

(Address of principal executive offices)
48084-7186

(Zip code)
Registrant’s telephone number, including area code: (248) 435-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Equity Offering
     On February 25, 2010, ArvinMeritor, Inc. (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Equity Underwriters”), in connection with the offer and sale of 17,350,000 shares (the “Initial Shares”) of common stock, par value $1.00 per share, of the Company in an underwritten public offering. Pursuant to the Equity Underwriting Agreement, the Company also granted the Equity Underwriters an over-allotment option, which the Equity Underwriters exercised in full on March 1, 2010, to purchase up to an additional 2,602,500 shares of the Company’s common stock (together with the Initial Shares, the “Shares”). The Equity Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions, in each case, that are customary in agreements of this type. The issuance and sale of the Shares closed on March 3, 2010. The net proceeds to the Company from the sale of the Shares, after deducting Equity Underwriters’ discounts and commissions and other estimated offering expenses payable by the Company, were approximately $199 million.
     Certain of the Equity Underwriters or their affiliates participated as Debt Underwriters (as defined below) of the Company’s offering of the Securities (as defined below) in an underwritten public offering that occurred concurrently with the offering of the Shares, and certain of the Equity Underwriters are acting as dealer managers for the Company’s pending offer to purchase up to $175 million aggregate principal amount of the Company’s 8-3/4% notes due 2012. Certain of the Equity Underwriters or their affiliates are holders of the Company’s 8-3/4% notes due 2012 that are subject to such pending offer to purchase. In addition, certain of the Equity Underwriters or their affiliates are lenders under the Company’s senior secured credit facility. From time to time in the ordinary course of their respective businesses, the Equity Underwriters and their affiliates have engaged in and may in the future engage in commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.
     The Shares were offered and sold by the Company pursuant to its Registration Statement on Form S-3 (Registration Statement No. 333-163233) filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 20, 2009, as amended on December 23, 2009 (the “Registration Statement”), as supplemented by the final prospectus supplement filed with the SEC on March 1, 2010.
     The above description of certain terms and conditions of the Equity Underwriting Agreement is qualified by reference to the full text of the Equity Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1, and is incorporated herein by reference.

Debt Offering
     On February 26, 2010, the Company and the Guarantors (as defined below) entered into an underwriting agreement (the “Debt Underwriting Agreement”) with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Debt Underwriters”), in connection with the offer and sale of $250 million aggregate principal amount of the Company’s 10.625% Notes due 2018 (the “Securities”) in an underwritten public offering. The Debt Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions, in each case, that are customary in agreements of this type. The issuance and sale of the Securities closed on March 3, 2010. The net proceeds to the Company from the sale of the Securities, after deducting Debt Underwriters’ discounts and commissions and other estimated offering expenses payable by the Company, were approximately $239 million.
     Certain of the Debt Underwriters or their affiliates participated as Equity Underwriters of the Company’s offering of the Shares in an underwritten public offering that occurred concurrently with the offering of the Securities, and certain of the Debt Underwriters are acting as dealer managers for the Company’s pending offer to purchase up to $175 million aggregate principal amount of the Company’s 8-3/4% notes due 2012. Certain of the Debt Underwriters or their affiliates are holders of the Company’s 8-3/4% notes due 2012 that are subject to such pending offer to purchase. In addition, certain of the Debt Underwriters or their affiliates are lenders under the Company’s senior secured credit facility. From time to time in the ordinary course of their respective businesses, the Debt Underwriters and their affiliates have engaged in and may in the future engage in commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.
     The Securities were offered and sold by the Company pursuant to the Registration Statement, as supplemented by the final prospectus supplement filed with the SEC on March 1, 2010.
     The Securities were issued on March 3, 2010 pursuant to an indenture, dated as of April 1, 1998 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of July 7, 2000, the Second Supplemental Indenture dated as of July 6, 2004, the Third Supplemental Indenture dated as of June 23, 2006 and the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) dated as of March 3, 2010 (collectively, the “Supplemental Indentures” and, together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee. The Company entered into the Fourth Supplemental Indenture in connection with the issuance and sale of the Securities. The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The Indenture also provides for customary events of default. The Fourth Supplemental Indenture contains a covenant that requires the Company to satisfy certain conditions in order to make certain restricted payments to holders of certain of its equity interests, including the Company’s common stock, in respect of such equity interests.
     The Securities will mature on March 15, 2018 and bear interest at a fixed rate of 10.625% per annum. The Company will pay interest on the Securities from March 3, 2010 semi-annually, in arrears, on March 15 and September 15 of each year, beginning September 15, 2010. The Securities constitute senior unsecured obligations of the Company and will rank equally in right of payment with its existing and future senior unsecured indebtedness, and effectively junior to its existing and future secured indebtedness to the extent of the security therefor.
     Prior to March 15, 2014, the Company may redeem, at its option, from time to time, the Securities, in whole or in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed, plus (ii) the applicable premium as of the redemption date on the Securities to be redeemed, plus (iii) accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date) on the Securities to be redeemed. For purposes of such calculation, the “applicable premium” means, with respect to a Security at any redemption date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such redemption date of (1) 105.313% of the principal amount of such Security plus (2) all remaining required interest payments due on such Security through March 15, 2014 (excluding accrued and unpaid interest, if any, to the redemption date), computed using a discount rate equal to the treasury rate plus 50 basis points, over (B) 100% of the principal amount of such Security.
     On or after March 15, 2014, the Company may redeem, at its option, from time to time, the Securities, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date) on the Securities to be redeemed, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Redemption Price
2014	105.313%
2015	102.656%
2016 and thereafter	100.000%

     Prior to March 15, 2013, the Company may redeem, at its option, from time to time, up to 35% of the aggregate principal amount of the Securities issued on March 3, 2010 with the net cash proceeds of one or more public sales of the Company’s common stock (excluding the common stock offered concurrently with the Securities) at a redemption price equal to 110.625% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date) on the Securities to be redeemed so long as at least 65% of the aggregate principal amount of Securities originally issued on March 3, 2010 remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of any such sale of common stock.
     If a Change of Control (as defined in the Fourth Supplemental Indenture) occurs, unless the Company has exercised its right to redeem the Securities, each holder of Securities may require the Company to repurchase some or all of such holder’s Securities at a purchase price equal to 101% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the payment date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the payment date) on the Securities to be repurchased.
     The Securities are guaranteed on a senior unsecured basis by each of the Company’s subsidiaries from time to time guaranteeing its senior secured credit facility, as it may be amended, extended, replaced or refinanced, or any subsequent credit facility (other than two subsidiaries that currently have minimal assets, which the Company plans to dissolve after obtaining all required approvals) (collectively, the “Guarantors”). The guarantees will remain in effect until the earlier to occur of payment in full of the Securities or termination or release of the applicable corresponding guarantee under the Company’s senior secured credit facility, as it may be amended, extended, replaced or refinanced, or any subsequent credit facility. The guarantees rank equally with existing and future senior unsecured indebtedness of the Guarantors and are effectively subordinated to all of the existing and future secured indebtedness of the Guarantors, to the extent of the value of the assets securing such indebtedness.
     The above description of certain terms and conditions of the Debt Underwriting Agreement and the Fourth Supplemental Indenture are qualified by reference to the full texts of the Debt Underwriting Agreement and the Fourth Supplemental Indenture, copies of which are filed herewith as Exhibits 1.2 and 4, respectively, and are incorporated herein by reference. The above description of certain terms and conditions of the Securities and the Guarantees are qualified by reference to the full texts of the Securities and the Guarantees, copies of the forms of which are included in the Fourth Supplemental Indenture filed herewith as Exhibit 4 and are incorporated herein by reference. The above description of certain terms and conditions of the Original Indenture is qualified by reference to the full text of the Original Indenture, a copy of which was filed as Exhibit 4 to the Registration Statement on Form S-3 (Registration No. 333-49777) of a predecessor of the Company, Meritor Automotive Inc., and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth under the heading “Debt Offering” of “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events
     As a result of the completion of the pricing of the equity and debt offerings described under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, Amendment No. 5 to the Company’s Credit Agreement, among the Company, ArvinMeritor Finance Ireland, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent, which was previously described in, and filed as an Exhibit to, the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2010, became effective.
     On February 26, 2010, the Company announced that it had increased the price that it will pay for its 8-3/4% Notes due 2012 that are tendered pursuant to its previously announced tender offer for up to $175 million aggregate principal amount of its 8-3/4% Notes due 2012. A copy of the related press release is filed herewith as Exhibit 99 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

1.1	Underwriting Agreement, dated February 25, 2010, by and among the Company and J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several Underwriters named in Schedule 1 to such Underwriting Agreement.

1.2	Underwriting Agreement, dated February 26, 2010, by and among the Company and the Guarantors and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several Underwriters named in Schedule A to such Underwriting Agreement.

4	Fourth Supplemental Indenture, dated as of March 3, 2010, to the Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee (including form of the Company’s 10.625% Notes due 2018 and form of subsidiary guaranty).

99	Press Release of the Company dated February 26, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.
By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel
Date: March 3, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 25, 2010, by and among the Company and J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several Underwriters named in Schedule 1 to such Underwriting Agreement.

1.2	Underwriting Agreement, dated February 26, 2010, by and among the Company and the Guarantors and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several Underwriters named in Schedule A to such Underwriting Agreement.

4	Fourth Supplemental Indenture, dated as of March 3, 2010, to the Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee (including form of the Company’s 10.625% Notes due 2018 and form of subsidiary guaranty).

99	Press Release of the Company dated February 26, 2010.